Exhibit I


                       Consent of Independent Accountants
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We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-17341 and 2-97641), as amended, of the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees of our report dated April 6, 1998 appearing on page 4 of this Form 11-K.





Price Waterhouse LLP
Buffalo, New York
June 12, 1998